Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form F-3 (File No. 333-117703),
2.	Registration Statement on Form F-3 (File No. 333-123859),
3.	Registration Statement on Form S-8 (File No. 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),
4.	Registration Statement on Form S-8 (File No. 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),
5.	Registration Statement on Form S-8 (File No. 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F) , and
6.	Registration Statement on Form S-8 (File No. 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan.

of our report dated January 24, 2005 with respect to the consolidated financial statements and schedule of AudioCodes Ltd. included in this Annual Report (Form 20-F) of AudioCodes Ltd.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
June 02, 2005	A Member of Ernst & Young Global